Exhibit 99.1

For Immediate Release

Date: April 23, 2026

Contact:	Richard J. O’Neil, Jr.
President and Chief Executive Officer

Phone:	617-387-1110
Email:	rjoneil@everettbank.com

ECB Bancorp, Inc. Reports First Quarter Results

EVERETT, MA, April 23, 2026 - ECB Bancorp, Inc. (NASDAQ: ECBK) (the “Company”), the holding company for Everett Co-operative Bank (the “Bank”), a state-chartered co-operative bank headquartered in Everett, Massachusetts, today reported net income of $3.1 million, or $0.38 per diluted share for the quarter ended March 31, 2026, as compared to $2.6 million, or $0.31 per diluted share for the prior quarter.

FINANCIAL HIGHLIGHTS

(dollars in thousands, except share data)	Q1 2026	Q4 2025	Q1 2025
Net interest and dividend income	$9,834	$9,152	$6,648
Net income	$3,122	$2,597	$1,297
Diluted earnings per share	$0.38	$0.31	$0.16
Return on average assets	0.79%	0.66%	0.37%
Return on average equity	7.25%	6.01%	3.11%
Net interest margin	2.49%	2.32%	1.89%
Efficiency ratio (1)	56.54%	60.80%	75.27%
Book value per common share	$20.05	$19.55	$18.63
Total non-performing assets to total assets	0.07%	0.07%	0.09%
Total assets	$1,650,295	$1,605,653	$1,452,191
Total loans	$1,391,489	$1,371,819	$1,177,543
Total deposits	$1,199,395	$1,132,344	$1,036,620

(1) Noninterest expense divided by net interest and dividend income + noninterest income (non-GAAP).

CEO COMMENTARY

Richard J. O’Neil, Jr., President and Chief Executive Officer, said, "Building on the positive momentum of 2025, our first quarter 2026 results reinforce our belief that a focus on core banking fundamentals—disciplined loan growth, strong deposit relationships, and prudent expense management—drives sustained success. We look forward to expanding our presence in neighboring communities as we advance the buildout of our newest branch in Medford, Massachusetts. We remain confident that thoughtful expansion of our branch network, combined with a commitment to innovative banking products and exceptional, personalized service, will support long-term growth and enhance shareholder value."

BALANCE SHEET

Total assets were $1.65 billion at March 31, 2026, as compared to $1.61 billion at December 31, 2025, or an increase of $44.6 million, or 2.8%.

Cash and cash equivalents were $111.3 million at March 31, 2026, as compared to $86.9 million at December 31, 2025, or an increase of $24.4 million, or 28.0%. The increase in cash and cash equivalents was driven by strong deposit growth that outpaced our loan growth for the quarter.

Interest bearing time deposits were $11.5 million at March 31, 2026, as compared to $8.0 million at December 31, 2025, or an increase of $3.5 million, or 43.7%. This increase was due to purchases of new short term interest bearing time deposits.

Investments in securities available for sale were $37.1 million at March 31, 2026, as compared to $34.3 million at December 31, 2025, or an increase of $2.7 million, or 8.0%. This increase was due to purchases of new securities.

Investments in securities held to maturity were $51.6 million at March 31, 2026, as compared to $55.8 million at December 31, 2025, or a decrease of $4.1 million, or 7.4%. This decrease was due to maturities and principal paydowns of securities.

Total gross loans were $1.40 billion at March 31, 2026, as compared to $1.38 billion at December 31, 2025, or an increase of $19.8 million, or 1.4%.

•	One to four family residential real estate loans increased $18.1 million, or 3.8%, to $491.5 million at March 31, 2026, from $473.4 million at December 31, 2025.
•	Construction loans increased $5.6 million, or 6.3%, to $94.5 million at March 31, 2026 from $89.0 million at December 31, 2025.
•	Home equity lines of credit increased $2.3 million, or 4.6%, to $52.2 million at March 31, 2026, from $49.9 million at December 31, 2025.
•	Commercial loans decreased $77,000, or 1.0%, to $7.86 million at March 31, 2026 from $7.94 million at December 31, 2025.
•	Consumer loans decreased $704,000, or 81.0%, to $165,000 at March 31, 2026, from $869,000 at December 31, 2025.
•	Commercial real estate loans decreased $1.0 million, or 0.3%, to $335.4 million at March 31, 2026 from $336.4 million at December 31, 2025.
•	Multi-family real estate loans decreased $4.3 million, or 1.0%, to $421.1 million at March 31, 2026 from $425.4 million at December 31, 2025.

Total deposits were $1.20 billion at March 31, 2026, as compared to $1.13 billion at December 31, 2025, or an increase of $67.1 million, or 5.9%.

•	Certificates of deposit increased $67.3 million, or 9.2%, to $795.6 million at March 31, 2026 from $728.3 million at December 31, 2025.
•	Interest bearing checking accounts increased $6.4 million, or 32.8%, to $25.7 million at March 31, 2026 from $19.4 million at December 31, 2025.
•	Money market deposit accounts increased $1.8 million, or 0.8%, to $213.5 million at March 31, 2026 from $211.8 million at December 31, 2025.
•	Demand deposit accounts decreased $1.3 million, or 1.6%, to $80.2 million at March 31, 2026 from $81.5 million at December 31, 2025.
•	Savings accounts decreased $7.1 million, or 7.8%, to $84.3 million at March 31, 2026 from $91.4 million at December 31, 2025.

FHLB advances were $260.8 million at March 31, 2026, as compared to $284.8 million at December 31, 2025, or a decrease of $24.0 million, or $8.4%.

Total shareholders' equity was $175.9 million as of March 31, 2026, as compared to $171.9 million as of December 31, 2025, or an increase of $4.0 million, or 2.3%. This increase is primarily the result of earnings of $3.1 million and a decrease in accumulated other comprehensive loss ("AOCL") of $752,000. The decrease in AOCL was driven by an increase in the fair value of cash flow hedges. Our book value per share increased by $0.50 to $20.05 at March 31, 2026 from $19.55 at December 31, 2025.

NET INTEREST AND DIVIDEND INCOME

Net interest and dividend income before provision for credit losses was $9.8 million for the quarter ended March 31, 2026, as compared to $9.2 million for the prior quarter, representing an increase of $682,000, or 7.5%. The increase was primarily driven by higher average loan balances and yields, increased loan prepayment fee income, and a decline in the average cost of interest-bearing liabilities. The resulting net interest margin expanded 17 basis points to 2.49% for the quarter ended March 31, 2026 as compared to 2.32% for the prior quarter. The provision for credit losses was $153,000 for the quarter ended March 31, 2026, as compared to $241,000 for the prior quarter. The decrease in the provision for credit losses was driven by greater loan growth in the prior quarter than in the quarter ended March 31, 2026. The combination of these items resulted in net interest and dividend income after provision for credit losses of $9.7 million for the quarter ended March 31, 2026, as compared to $8.9 million for the prior quarter, or an increase of $770,000, or 8.6%.

NONINTEREST INCOME

Noninterest income was $327,000 for the quarter ended March 31, 2026, as compared to $360,000 for the prior quarter, or a decrease of $33,000, or 9.2%.

NONINTEREST EXPENSE

Noninterest expense was $5.7 million for the quarter ended March 31, 2026, as compared to $5.8 million for the prior quarter, or a decrease of $38,000, or 0.7%.

INCOME TAXES

We recorded a provision for income tax expense of $1.1 million for the quarter ended March 31, 2026, as compared to a provision for income tax expense of $891,000 for the prior quarter, reflecting effective tax rates of 26.8% and 25.5%, respectively.

ASSET QUALITY

Asset quality remains strong. The allowance for credit losses in total and as a percentage of total loans as of March 31, 2026 was $10.4 million and 0.74%, respectively, as compared to $10.3 million and 0.74%, respectively, as of December 31, 2025. For the quarter ended March 31, 2026, the Company recorded $0 in net charge offs, as compared to $2,000 for the prior quarter. Total non-performing assets were $1.2 million, or 0.07%, of total assets as of March 31, 2026, as compared to $1.1 million, or 0.07%, of total assets as of December 31, 2025.

Company Profile

ECB Bancorp, Inc. is headquartered in Everett, Massachusetts and is the holding company for Everett Co-operative Bank. The Bank provides financial services to individuals, families, municipalities and businesses through its three full-service branch offices located in Everett, Lynnfield, and Woburn, Massachusetts. The Company's common stock is traded on the NASDAQ Capital Market under the symbol "ECBK." For more information, visit the Company's website at www.everettbank.com.

Forward-looking statements

Certain statements herein constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are based on the beliefs and expectations of management, as well as the assumptions made using information currently available to management. Since these statements reflect the views of management concerning future events, these statements involve risks, uncertainties and assumptions. As a result, actual results may differ from those contemplated by these statements. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include words like "believe," "expect," "anticipate," "estimate," and "intend" or future or conditional verbs such as "will," "would," "should," "could" or "may." Certain factors that could cause actual results to differ materially from expected results include changes in the interest rate environment, changes in general economic conditions, the Company's ability to continue to increase loans and deposit growth, legislative and regulatory changes that adversely affect the businesses in which the Company is engaged and changes in the securities market. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. The Company disclaims any intent or obligation to update any forward-looking statements, whether in response to new information, future events or otherwise, except as may be required by law.

ECB Bancorp, Inc. and Subsidiary

Consolidated Balance Sheets

(unaudited)

(dollars in thousands except share data)

	As of			March 31, 2026 Change From
	March 31, 2026	December 31, 2025	March 31, 2025	December 31, 2025		March 31, 2025

ASSETS
Cash and due from banks	$3,043	$4,121	$4,431	$(1,078)	-26.2%	$(1,388)	-31.3%
Short-term investments	108,248	82,801	143,677	25,447	30.7%	(35,429)	-24.7%
Total cash and cash equivalents	111,291	86,922	148,108	24,369	28.0%	(36,817)	-24.9%
Interest-bearing time deposits	11,497	7,998	100	3,499	43.7%	11,397	11397.0%
Investments in available-for-sale securities (at fair value)	37,066	34,317	13,950	2,749	8.0%	23,116	165.7%
Investments in held-to-maturity securities, at cost (fair values of $48,044 as of March 31, 2026, $52,326 at December 31, 2025 and $63,355 at March 31, 2025)	51,624	55,764	68,081	(4,140)	-7.4%	(16,457)	-24.2%
Loans held-for-sale	—	357	83	(357)	-100.0%	(83)	-100.0%
Loans, net of allowance for credit losses of $10,412 at March 31, 2026, $10,255 at December 31, 2025 and $8,808 at March 31, 2025	1,391,489	1,371,819	1,177,543	19,670	1.4%	213,946	18.2%
Federal Home Loan Bank stock, at cost	11,142	11,852	10,000	(710)	-6.0%	1,142	11.4%
Premises and equipment, net	3,358	3,429	3,455	(71)	-2.1%	(97)	-2.8%
Accrued interest receivable	5,329	5,214	4,343	115	2.2%	986	22.7%
Deferred tax asset, net	5,048	5,667	4,920	(619)	-10.9%	128	2.6%
Bank-owned life insurance	15,537	15,420	15,061	117	0.8%	476	3.2%
Other assets	6,914	6,894	6,547	20	0.3%	367	5.6%
Total assets	$1,650,295	$1,605,653	$1,452,191	$44,642	2.8%	$198,104	13.6%

LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits:
Noninterest-bearing	$80,233	$81,497	$79,853	$(1,264)	-1.6%	$380	0.5%
Interest-bearing	1,119,162	1,050,847	956,767	68,315	6.5%	162,395	17.0%
Total deposits	1,199,395	1,132,344	1,036,620	67,051	5.9%	162,775	15.7%
Federal Home Loan Bank advances	260,815	284,815	234,000	(24,000)	-8.4%	26,815	11.5%
Other liabilities	14,158	16,560	12,993	(2,402)	-14.5%	1,165	9.0%
Total liabilities	1,474,368	1,433,719	1,283,613	40,649	2.8%	190,755	14.9%

Shareholders' Equity:
Preferred Stock, par value $0.01; Authorized: 1,000,000 shares; No shares issued	—	—	—	—	0.0%	—	0.0%
Common Stock, par value $0.01; Authorized: 30,000,000 shares; Issued and outstanding: 8,773,025 shares, 8,792,719 shares and 9,049,790 at March 31, 2026, December 31, 2025 and March 31, 2025, respectively	88	88	90	—	0.0%	(2)	-2.2%
Additional paid-in capital	83,026	82,997	85,879	29	0.0%	(2,853)	-3.3%
Retained earnings	98,739	95,617	89,142	3,122	3.3%	9,597	10.8%
Accumulated other comprehensive (loss) income	(144)	(896)	(385)	752	-83.9%	241	-62.6%
Unearned compensation - ESOP	(5,782)	(5,872)	(6,148)	90	-1.5%	366	-6.0%
Total shareholders' equity	175,927	171,934	168,578	3,993	2.3%	7,349	4.4%
Total liabilities and shareholders' equity	$1,650,295	$1,605,653	$1,452,191	$44,642	2.8%	$198,104	13.6%

Book value per common share	$20.05	$19.55	$18.63	$0.50	2.6%	$1.42	7.6%

Regulatory Capital Ratios (Everett Co-operative Bank)
Total capital to risk weighted assets	14.55%	14.29%	16.23%	0.26%		-1.68%
Tier 1 capital to risk weighted assets	13.60%	13.34%	15.25%	0.26%		-1.65%
Tier 1 capital to average assets	9.83%	9.86%	10.31%	-0.03%		-0.48%

ECB Bancorp, Inc. and Subsidiary

Consolidated Statements of Income

(unaudited)

(dollars in thousands except share data)

	For the Three Months Ended			Three Months Ended March 31, 2026 Change From Three Months Ended
	March 31, 2026	December 31, 2025	March 31, 2025	December 31, 2025		March 31, 2025
Interest and dividend income:
Interest and fees on loans	$19,577	$18,928	$15,142	$649	3.4%	$4,435	29.3%
Interest and dividends on securities	1,130	1,129	853	1	0.1%	277	32.5%
Interest on short term investments	814	896	1,625	(82)	-9.2%	(811)	-49.9%
Interest on interest-bearing time deposits	93	87	1	6	6.9%	92	9200.0%
Total interest and dividend income	21,614	21,040	17,621	574	2.7%	3,993	22.7%
Interest expense:
Interest on deposits	9,198	9,532	8,859	(334)	-3.5%	339	3.8%
Interest on Federal Home Loan Bank advances	2,582	2,356	2,114	226	9.6%	468	22.1%
Total interest expense	11,780	11,888	10,973	(108)	-0.9%	807	7.4%
Net interest and dividend income	9,834	9,152	6,648	682	7.5%	3,186	47.9%
Provision (benefit) for credit losses	153	241	(10)	(88)	-36.5%	163	-1630.0%
Net interest and dividend income after provision (benefit) for credit losses	9,681	8,911	6,658	770	8.6%	3,023	45.4%
Noninterest income:
Customer service fees	155	157	140	(2)	-1.3%	15	10.7%
Income from bank-owned life insurance	117	121	116	(4)	-3.3%	1	0.9%
Net gain on sales of loans	36	34	—	2	5.9%	36	100.0%
Other income	19	48	15	(29)	-60.4%	4	26.7%
Total noninterest income	327	360	271	(33)	-9.2%	56	20.7%
Noninterest expense:
Salaries and employee benefits	3,460	3,543	3,260	(83)	-2.3%	200	6.1%
Director compensation	199	205	216	(6)	-2.9%	(17)	-7.9%
Occupancy and equipment	314	306	281	8	2.6%	33	11.7%
Data processing	335	341	311	(6)	-1.8%	24	7.7%
Computer software and licensing	121	111	109	10	9.0%	12	11.0%
Advertising and promotions	198	146	132	52	35.6%	66	50.0%
Professional fees	447	496	310	(49)	-9.9%	137	44.2%
Federal Deposit Insurance Corporation deposit insurance	251	245	185	6	2.4%	66	35.7%
Other expense	420	390	404	30	7.7%	16	4.0%
Total noninterest expense	5,745	5,783	5,208	(38)	-0.7%	537	10.3%
Income before income tax expense	4,263	3,488	1,721	775	22.2%	2,542	147.7%
Income tax expense	1,141	891	424	250	28.1%	717	169.1%
Net income	$3,122	$2,597	$1,297	525	20.2%	1,825	140.7%
Share data:
Weighted average shares outstanding, basic	8,026,026	8,014,187	8,210,782	11,839	0.1%	(184,756)	-2.3%
Weighted average shares outstanding, diluted	8,299,710	8,258,297	8,343,771	41,413	0.5%	(44,061)	-0.5%
Earnings per share, basic	$0.39	$0.32	$0.16	0.07	21.9%	0.23	143.8%
Earnings per share, diluted	$0.38	$0.31	$0.16	0.07	22.6%	0.22	137.5%

AVERAGE BALANCE, RATE & YIELD ANALYSIS

	For the Three Months Ended
	March 31, 2026			December 31, 2025			March 31, 2025
	Average			Average			Average
	Outstanding		Yield/	Outstanding		Yield/	Outstanding		Yield/
	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate
	(Dollars in thousands)
Interest-earning assets:
Total loans	$1,382,221	$19,577	5.74%	$1,343,347	$18,928	5.59%	$1,157,934	$15,142	5.30%
Securities (1)	87,438	944	4.38	89,492	923	4.09	80,925	672	3.37
Short term investments	89,970	814	3.67	89,807	896	3.96	148,262	1,625	4.45
Interest-bearing time deposits	8,964	93	4.21	7,998	87	4.32	100	1	4.06
Total interest-earning assets	1,568,593	21,428	5.54%	1,530,644	20,834	5.40%	1,387,221	17,440	5.10%
Non-interest-earning assets	40,827			38,069			38,096
Total assets	$1,609,420			$1,568,713			$1,425,317

Interest-bearing liabilities:
Checking accounts	18,707	4	0.09%	19,991	5	0.10%	17,462	3	0.07%
Savings accounts	86,152	341	1.61	89,271	414	1.84	98,934	513	2.10
Money market accounts	212,755	1,508	2.87	218,847	1,719	3.12	189,339	1,564	3.35
Certificates of deposit	755,407	7,345	3.94	729,799	7,394	4.02	638,676	6,779	4.30
Total interest-bearing deposits	1,073,021	9,198	3.48	1,057,908	9,532	3.57	944,411	8,859	3.80
Federal Home Loan Bank advances	263,592	2,582	3.97	236,988	2,356	3.94	217,111	2,114	3.95
Total interest-bearing liabilities	1,336,613	11,780	3.57%	1,294,896	11,888	3.64%	1,161,522	10,973	3.83%
Non-interest-bearing demand deposits	82,279			82,271			79,781
Non-interest-bearing liabilities	15,777			15,181			14,741
Total liabilities	1,434,669			1,392,348			1,256,044
Shareholders' Equity	174,751			171,365			169,273
Total liabilities and shareholders' equity	$1,609,420			$1,563,713			$1,425,317

Net interest income		$9,648			$8,946			$6,467
Net interest rate spread (2)			1.97%			1.76%			1.27%
Net interest-earning assets (3)	$231,980			$235,748			$225,699
Net interest margin (4)			2.49%			2.32%			1.89%

Average interest-earning assets to interest-bearing liabilities	117.36%			118.21%			119.43%

(1)	Excludes interest and dividends on cost method investments of $186,000, $206,000 and $181,000 for the three months ended March 31, 2026, December 31, 2025 and March 31, 2025, respectively.
(2)	Net interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average rate of interest-bearing liabilities.
(3)	Net interest-earning assets represent total interest-earning assets less total interest-bearing liabilities.
(4)	Net interest margin represents net interest income divided by average total interest-earning assets.